                                MICHAELS STORES, INC.
                       COMPUTATION OF EARNINGS PER COMMON SHARE
                        (In thousands, except per share data)

                                                                   EXHIBIT 11


                                                                Weighted
                                          Weighted            Average Common
                                            Average             and Common
                                         Common Shares      Equivalent Shares
                                          Outstanding           Outstanding
                                         -------------      -----------------
                                                                       Fully
                                                            Primary   Diluted
                                                            -------   -------
For the year ended January 28, 1996


Weighted average common shares
  outstanding                               21,451           21,451    21,451

Net shares to be issued upon
  exercise of dilutive stock
  options after applying
  treasury stock method                         -                66          66
                                            ------         --------   ---------

Total average outstanding shares            21,451           21,517      21,517
                                            ------         --------    --------
                                            ------         --------    --------

Net loss                                                   $(20,417)   $(20,417)
                                                           --------    --------
                                                           --------    --------

Loss per common share                                        $(0.95)     $(0.95)
                                                           --------    --------
                                                           --------    --------


                                MICHAELS STORES, INC.
                       COMPUTATION OF EARNINGS PER COMMON SHARE
                        (In thousands, except per share data)

                                                                   EXHIBIT 11

                                                              Weighted
                                          Weighted         Average Common
                                           Average           and Common
                                        Common Shares     Equivalent Shares
                                         Outstanding         Outstanding
                                       -------------     -----------------
                                                                     Fully
                                                         Primary    Diluted
                                                         -------    -------
For the year ended January 29, 1995

Weighted average common shares
  outstanding                              19,405         19,405     19,405

Assumed issuance of shares upon
  conversion of convertible
  subordinated debt                                                     638

Net shares to be issued upon
  exercise of dilutive stock
  options after applying
  treasury stock method                                      741        764
                                           ------         ------     ------

Total average outstanding shares           19,405         20,146     20,807
                                           ------         ------     ------
                                           ------         ------     ------

Net income                                               $35,647    $35,647

Assumed interest on convertible
  subordinated debt less tax
  benefit of $607                                                       969
                                                         -------    -------

Net income for per share computation                     $35,647    $36,616
                                                         -------    -------
                                                         -------    -------

Earnings per common share                                  $1.77      $1.76
                                                           -----      -----
                                                           -----      -----


                                MICHAELS STORES, INC.
                       COMPUTATION OF EARNINGS PER COMMON SHARE
                        (In thousands, except per share data)

                                                                   EXHIBIT 11


                                                             Weighted
                                           Weighted       Average Common
                                            Average         and Common
                                         Common Shares   Equivalent Shares
                                          Outstanding       Outstanding
                                         -------------   -----------------
                                                                    Fully
                                                         Primary   Diluted
                                                         -------   -------
For the year ended January 30, 1994

Weighted average common shares
   outstanding                               16,592      16,592    16,592

Assumed issuance of shares upon
  conversion of convertible
  subordinated debt at beginning
  of year                                                           2,572

Net shares to be issued upon exercise
  of dilutive stock options and warrants
  after applying treasury stock method                      639       645
                                             ------     -------   -------

Total average outstanding shares             16,592      17,231    19,809
                                             ------     -------   -------
                                             ------     -------   -------

Net income                                              $26,287   $26,287

Assumed interest on convertible
  subordinated debt less tax
  benefit of $2,427                                                 3,902
                                                        -------   -------
Net income for per share computation                    $26,287   $30,189
                                                        -------   -------
                                                        -------   -------

Earnings per common share                                 $1.53     $1.52
                                                        -------   -------
                                                        -------   -------
